Exhibit 99.1

Actelis Networks Announces Official Launch of MetaShield: Groundbreaking, AI-Based, Cyber Security Solution to Drive SaaS Growth & Edge Infrastructure Resilience

Actelis launches MetaShield as part of its unique Cyber Aware Networking strategy, marking a significant milestone for the company, enhancing its networking portfolio with advanced AI-based cybersecurity to protect edge devices from within the network itself

FREMONT, Calif., Dec. 20, 2024 -- Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced the official launch of MetaShield, the company’s highly anticipated Cyber Aware Networking product. This milestone represents a significant step forward in Actelis’ strategy to expand its portfolio and establish a robust SaaS business model, delivering enhanced value to its customers, and an important differentiator for the Company’s networking solutions.

MetaShield is designed to address the growing need for proactive, integrated, cybersecurity and operational continuity management solutions within IoT and critical infrastructure networks. By applying advanced threat detection and response capabilities directly into the company’s hybrid-fiber networking products, MetaShield offers deep continuous monitoring and real-time protection. Thus, Metashield enables the safeguarding of networks against operational failures as well as sophisticated cyber threats, particularly at the edge of the network where vulnerabilities are most pronounced and hardest to detect, and before bad actions can propagate throughout the network.

Following Actelis’ announcement in August, the Company has received strong industry feedback on MetaShield during its pre-launch phase. The company will now expand its sales activity to bring this innovative solution to market. MetaShield not only strengthens Actelis’ position as a leader in secure networking but is also expected, over time, to expand its business model to include additional recurring revenue with healthy margins streams through its SaaS offering, and to differentiate its MetaShield-compatible networking solutions.

“The official launch of MetaShield marks a transformative moment for Actelis Networks,” said Tuvia Barlev, Chairman and CEO of Actelis. “As the world becomes more interconnected, the threats to critical infrastructure are growing more sophisticated. MetaShield is our response to these challenges, providing a comprehensive solution that combines robust cybersecurity with the performance and scalability of our hybrid-fiber networking technology. MetaShield operates from within the network, making it effective at the often vulnerable edge of the network, while also providing a seamless way for our critical infrastructure customers to protect their IoT operations naturally as the network is installed. This launch demonstrates our commitment to innovation and sets the stage for the next chapter of growth, enhancing the value we deliver to our customers while contributing to our long-term vision of establishing a strong SaaS business model.”

MetaShield integrates seamlessly with Actelis’ existing products, enabling rapid deployment without requiring extensive infrastructure changes. This capability is particularly vital for industries such as government, defense, transportation, and utilities, where both speed and security are paramount. The product’s advanced features include real-time anomaly detection, AI-driven threat mitigation, and automated network responses, ensuring continuous operation even under the most challenging conditions.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its "Cyber Aware Networking" initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience.

For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact:

ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com